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                                                                    EXHIBIT 10.1

THIS AGREEMENT is made on 29 February, 2000 BETWEEN:

(1) CABLE AND WIRELESS FAR EAST LIMITED whose principal office is at 39th Floor, Hongkong Telecom Tower, Taikoo Place, 979 Kings Road, Quarry Bay, Hong Kong (the "Company"); and

(2) CMGI, INC. whose principal office is at 100, Brickstone Square, Andover, MA 01810, USA (the "CMGI").

WHEREAS:

(A) The Company is the registered owner of approximately 54 per cent. of the issued share capital of HKT.

(B) PCCW intends to make the Offer for the whole of the issued share capital of HKT.

(C)  The Company intends to accept the Offer.

(D) CMGI is willing, on the terms set out in this agreement to issue the New CMGI Shares to the Company in consideration for the issue or transfer to it of the New Shares at the direction of or by the Company.


IT IS AGREED as follows:

1.  INTERPRETATION

In this agreement:

     "Base Ratio" means the average of the ratio of the closing sale price for CMGI Shares on Nasdaq and PCCW Shares on the Hong Kong Stock Exchange (converted into US$ in accordance with the spot rate as shown on the New York Federal Noon Rate) for the 20 Business Days up to and including 25 February, 2000, (being 0.0244), as such ratio may be adjusted for any subsequent splits, consolidations, combinations or reclassifications of CMGI Shares or PCCW Shares subsequent to 25 February, 2000;

     "Business Day" means a day (other than a Saturday or Sunday) on which banks in Hong Kong, London and New York are open for general business;

     "CMGI Shares" means the ordinary shares of common stock, par value US$0.01 per share of CMGI;

     "C&W" means Cable and Wireless plc (registered number 238525) whose registered office is at 124 Theobalds Road, London WC1X 8RX;

     "C&W Group" means C&W and each of its subsidiaries (as such term is defined in the Companies Act 1985 of England and Wales);

     "Exchange Ratio" means the average of the ratio of the closing sale price for CMGI Shares on Nasdaq and PCCW Shares on the Hong Kong Stock Exchange (converted into US$ in
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     accordance with clause 2(2) below) for the 15 Business Days immediately prior to the Settlement Date;

     "HK$" means Hong Kong dollars, the official currency of the Hong Kong Special Administrative Region;

     "HKT" means Cable and Wireless HKT Limited whose principal place of business is at 39th Floor, Hong Kong Telecom Tower, Taikoo Place, 979 Kings Road, Quarry Bay, Hong Kong;

     "Hong Kong Stock Exchange" means The Stock Exchange of Hong Kong Limited;

     "Nasdaq" means the Nasdaq National Market;

     "New CMGI Shares" means the new shares of common stock, per value $0.01 per share of CMGI issued pursuant to this agreement;

     "New Shares" means the new ordinary shares of HK$0.05 each in the capital of PCCW issued pursuant to the Offer, which are to be transferred pursuant to this agreement;

     "Offer" means the offer by Doncaster Group Limited to acquire the whole of the issued ordinary share capital of HKT (other than the shares currently owned by PCCW or any of its wholly-owned subsidiaries) on the terms and subject, inter alia, to the Conditions set out in the Announcement;

     "PCCW" means Pacific Century Cyber Works Limited whose principal office is at 38th Floor, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hongkong;

     "PCCW Shares" means the ordinary shares of HK$0.05 each in the capital of PCCW;

     "Securities Act" means the United States Securities Act of 1933, as amended;

     "subsidiary" means a subsidiary as defined in section 736 of the Companies Act 1985; and

     "US$" means United States dollars, the official currency of the United States of America.

2.   SHARE SALE

(1) Conditional upon the Offer being declared wholly unconditional in all respects and settlement of the consideration due to the Company by PCCW being duly made (the "Offer Closing"), CMGI agrees to issue the number of CMGI Shares determined under clause 2(2) below to the Company (or as it directs) in consideration for the Company agreeing to:

     (i) use its reasonable endeavours to procure the issue of New Shares determined under clause 2(2) below to CMGI (or as it directs); or

     (ii) in the event of it failing to procure the issue of those shares to CMGI, it transferring (or procuring the transfer of) the New Shares to CMGI.

(2) The number of CMGI Shares to be issued pursuant to clause 2(1) above shall be such number as have a value of US$500 million, based on the average of the closing sale prices for CMGI Shares on Nasdaq over the 15 Business Days immediately prior to Settlement Date. The
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     number of New Shares to be transferred pursuant to clause 2(1) above shall be such number as have a value of US$500 million based on the average of the closing sale prices for PCCW Shares on the Hong Kong Stock Exchange over the 15 Business Days immediately prior to the Settlement Date. For the purpose of this clause 2(2), the exchange rate for calculating the value of the New Shares in US$ shall be the spot rate of exchange (the closing mid-point) for HK$ into US$ on the Business Day immediately preceding the Settlement Date as shown on the New York Federal Noon Rate or where no such rate is published in respect of that currency for such date at the rate quoted by HSBC as at the close of business in Hong Kong as at such date.

(3) If the Exchange Ratio is greater than or equal to 115 per cent. of the Base Ratio or less than or equal to 85 per cent. of the Base Ratio, then either party may elect to terminate this agreement by notice in writing to the other. If an election is made then this agreement shall cease to have any effect and neither of the parties shall have any rights or liabilities under this agreement.

3.   SETTLEMENT

(1) At 2.00 p.m. local time on the second Business Day (or such other date and time as the parties agree) (the "Settlement Date") after the date on which the New Shares are issued to the Company (or as it directs) pursuant to the Offer (which date shall be notified by the Company to CMGI as soon as it becomes aware thereof) the Company shall deliver, or cause to be delivered, to CMGI share certificate(s) in respect of the New Shares in favour of CMGI (or as it directs) and unless such New Shares shall have been issued to CMGI (or as it directs), an executed instrument of transfer in favour of CMGI (or as it directs), and such other documents and shall do or procure to be done such other things as shall be required to effect the issue or transfer of the New Shares to CMGI or as it may direct, whereupon CMGI shall issue the New CMGI Shares providing for the registration rights set forth in Schedule 1 and having such other terms as are customary for registration rights providing for registration rights of that type.

(2) In the event that prior to the Offer being declared wholly unconditional in all respects, the Company transfers its interest in HKT to another member of the C&W Group (the "Transferee") then the Transferee shall take all actions, sign all documents and do all things necessary to give effect to the issue or transfer of the New Shares to CMGI as set out in clause 3(1) above, whereupon CMGI will issue the New CMGI Shares to the Transferee (or as it directs) and shall deliver a registration rights agreement in relation to the New CMGI Shares providing for the registration rights set forth in Schedule 1 and having such other terms as are customary for registration rights providing for registration rights of that type.

(3) In the event that the condition in 2(i) the Company undertakes to use its reasonable endeavours to procure the issue of the New Shares to CMGI (or as it directs) pursuant to this agreement. In the event that it is unable to procure the issue of the New Shares directly to CMGI (or as it directs) and any stamp duty or other transfer tax or duty arises as a result of the transfer to CMGI of the New Shares hereunder, then this shall be borne by the Company.

(4) The Company shall not and shall procure that any Transferee shall not, directly or indirectly, sell, dispose of or otherwise transfer any of the Company's interest in, or acquire or sell any options or other securities relating to, or that would be intended to reduce the Company's risk relative to, the New CMGI Shares for a period of six (6) months from the Settlement Date with respect to one half of the CMGI Shares and for a period of one year from the Settlement Date for the other one half of the CMGI Shares unless the sale, disposition or transfer is made to a member of the C&W Group and such entity has signed an agreement acceding to the
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     obligations of the parties to this Agreement. In the event the Company or the transferee as the case may be effects a sale, disposition or transfer to an entity pursuant to and, subsequent thereto, the entity ceases to be a member of the C&W Group, all necessary steps shall be taken to transfer as soon as practicable the New CMGI Shares held by the entity to a member of the C&W Group.

4.   WARRANTIES

(1) The Company warrants that it is entitled to execute and perform this agreement and to transfer the full legal and beneficial ownership of the New Shares to CMGI on the terms of this agreement and that the same will be acquired by CMGI hereunder fully paid and free from all encumbrances and free of any contractual limitation upon transfer.

(2) CMGI warrants that it has the corporate power and authority to execute and perform this agreement and that the New CMGI Shares will be issued as fully paid up and will rank pari passu with the existing issued ordinary shares of common stock, par value US$0.01 per share of CMGI.

(3) The Company hereby represents, warrants and undertakes to CMGI (to the intent that the provision of this Clause shall continue to have full force and effect notwithstanding completion of the issue and transfer provided for in clause 3 above) that:

     (i) Purchase for Own Account. The New CMGI Shares are being acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act and the Company had no present intention of selling or granting any particpation in or otherwise distributing the service. The Company also represents that it has not been formed for the specific purpose of acquiring the New CMGI Shares.

     (ii) Investment Experience. The Company understands that the purchase of the New CMGI Shares involves substantial risk. The Company has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the New CMGI Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the New CMGI Shares and protecting its own interests in connection with this investment.

     (iii) Accredited Investor Status. The Company is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act

     (iv) Restricted Securities. The Company hereby acknowledges and agrees with CMGI that the New CMGI Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to registration statement or to an exemption from the registration requirements of the Securities Act, the Company further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the New CMGI Shares, other than (i) pursuant to Rule 144 under the Securities Act, (ii) pursuant to an effective registration statement or (iii) pursuant to any transaction that does not require registration under the Securities Act. The Company is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
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     (v)  Legends. The Company agrees that the certificates for the New CMGI
          Shares shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE AGREEMENT MADE ON [DATE], 2000, BETWEEN THE COMPANY AND [NAME OF C&W FE], A COPY OF WHICH IS ON FILE WITH THE COMPANY.

          In addition, the Company agrees that in the event CMGI reasonably believes that the Company has failed to comply with the terms of this Agreement or the requirements of the Securities Act, CMGI may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to CMGI of such satisfactory evidence as reasonably may be required by CMGI, that such legend or stop orders are not required to ensure compliance with the Securities Act.

5.  EXPENSES

    Each party to this agreement shall bear their own costs in relation hereto.

6.  SUPPLEMENTAL

(1) Time is of the essence in relation to any obligation under this agreement.

(2) This agreement is governed by and shall be construed in accordance with English law and CMGI submits to the jurisdiction of the English courts for all purposes relating to this agreement. For these purposes CMGI irrevocably appoints Skadden Arps Slate Meagher & Flom, London as its agent for service of process.

(3) The Company agrees that it will after the transfer of the New Shares execute and do all such deeds, documents, acts and things as CMGI may from time to time reasonably require in order to vest the New Shares in CMGI.

(4) This agreement may be executed in counterparts, both of which taken together shall constitute one and the same agreement.

(5) This agreement shall be binding on and inure solely to the benefit of CMGI and the Company and their respective successors and assigns. Neither party shall assign any of its rights hereunder without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.
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(6)  The exercise of or failure to exercise any right or remedy of any breach of this agreement shall not, except as provided herein, constitute a waiver by such party of any other right or remedy it may have in respect of that breach.

(7) Any right or remedy conferred by this agreement on any party for breach of this agreement by the other party (including without limitation the breach of any representations and warranties) shall be in addition and without prejudice to all other rights and remedies available to it in respect of that breach.

(8) This agreement constitutes the entire agreement between the parties with respect to its subject matter (neither party having relied on any representation or warranty made by the other party which is not contained in this agreement) and no variation of this agreement shall be effective unless made in writing and signed by both parties.

(9) This agreement supersedes all and any previous agreements, arrangements or understanding between the parties relating to the matters referred to in this agreement and all such previous agreements, arrangements or understanding (if any) shall cease to have any effect from the date hereof.

(10) If at any time a provision of this agreement which is not a fundamental term is or becomes illegal, void or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.
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AS WITNESS the hands of the duly authorised representatives of the parties on the date which appears first on page 1.


SIGNED on behalf of              )
CABLE AND WIRELESS               )
FAR EAST LIMITED                 )
by Simon R. Smith                ) /s/ Simon R. Smith
in the presence of:              )
       /s/ illegible


SIGNED on behalf of              )
CMGI INC.                        )
By Andrew J. Hajducky III        ) /s/ Andrew J. Hajducky III
in the presence of:              )
       /s/ illegible
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                                  SCHEDULE 1


Demand Registration Rights:

During the period commencing six months after the Settlement Date and ending 12 months after the Settlement Date (the "Initial Registration Period") the Company shall be entitled to request that CMGI file and cause to be declared effective one registration statement under the Securities Act of 1933 that registers up to 50% of the New CMGI Shares (it being understood that there shall be no blackouts for previously filed registration statements).

If, during the period commencing 12 months after the Settlement Date and ending 24 months after the Settlement Date, the Company is unable to sell under Rule 144 under the Securities Act all of the New CMGI Shares then held by the Company (except for any New CMGI Shares included on a registration statement requested to be filed during the Initial Registration Period) having regard only to the volume limitations under Rule 144(e) of the Securities Act, then the Company shall be entitled to request that CMGI file and cause to be declared effective one registration statement under the Securities Act of 1933 that registers up to all of the New CMGI Shares then held by the Company, except for any New CMGI Shares included on a registration statement requested to be filed during the Initial Registration Period (it being understood that there shall be no blackouts for previously filed registration statements).

Piggy-back Registration Rights:

None